EXHIBIT 99.1

Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, Connecticut 06510

December 8, 2009

Mr. Lawrence B. Seidman
100 Misty Lane
Parsippany, New Jersey   07054

Dear Mr. Seidman:

As a follow up to my April 7, 2009 letter to you, the Board of Directors of Southern Connecticut Bancorp (the “Company”) is pleased to extend the invitation for you (or a mutually acceptable designee of yours) to join the Company’s Board of Directors at any time up to March 31, 2010.

Very truly yours,

/s/ Elmer F. Laydon

Elmer F. Laydon
Chairman